CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") of our report dated February 13, 1998 relating to the December 31, 1997 financial statements and financial highlights of Morgan Stanley Dean Witter Variable Investment Series (the "Fund") and to the reference to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in the Fund's Statement of Additional Information dated November 2, 1998 and to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated November 2, 1998 which Statement of Additional Information and Prospectus have been incorporated by reference into this Registration Statement.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
November 2, 1998